                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in Registration Statement Nos. 33-71276, 33-94370, 333-83089, 333-84183, 333-38094 and 333-108716 on Form
S-8 and Registration Statement Nos. 33-49082, 33-76094, 333-24549, 333-76641,
333-77925, 333-31442, 333-32776, 333-34958, 333-35934, 333-107820, 333-111680
and 333-114389 on Form S-3 of AVANIR Pharmaceuticals of our report dated December 13, 2004, appearing in this Annual Report on Form 10-K of AVANIR Pharmaceuticals for the year ended September 30, 2004.

DELOITTE & TOUCHE LLP

San Diego, California
December 13, 2004